UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 31, 2008, ArvinMeritor, Inc. (“ArvinMeritor”) and certain of its subsidiaries entered into (1) Amendment No. 5 to the Loan Agreement, dated as of September 19, 2005, among ArvinMeritor, ArvinMeritor Receivables Corporation, the lenders party thereto and SunTrust Capital Markets, Inc., and (2) the Sixth Amendment to Second Amended and Restated Purchase and Sale Agreement, dated as of September 19, 2005, among ArvinMeritor Receivables Corporation and various affiliates, as Originators, in each case relating to ArvinMeritor’s U.S. accounts receivable securitization program. The purpose of the amendments is to amend the definition of “Receivable” to expand the definition of excluded obligations. The amendments are filed as Exhibits 10a and 10b to this Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events

On March 18, 2008, ArvinMeritor issued a press release in which it reiterated its free cash flow guidance for the fiscal year 2008. Such press release, however, mistakenly referred to that reiterated guidance as “in the range of $75 million to $100 million outflow”. Such reiterated guidance in fact should have been stated as “in the range of $75 million to $125 million outflow”, which was the guidance contained in ArvinMeritor’s earnings press release dated January 29, 2008. The correct cash flow guidance was referred to in the public web-cast conference call, also on March 18, and in the slides related thereto which were posted on the ArvinMeritor website (www.arvinmeritor.com).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10a – Amendment No. 5, dated as of March 31, 2008, to Loan Agreement, dated as of September 19, 2005, among ArvinMeritor, ArvinMeritor Receivables Corporation, the lenders from time to time party thereto and SunTrust Capital Markets, Inc.

10b – Sixth Amendment, dated as of March 31, 2008, to Second Amended and Restated Purchase and Sale Agreement, dated as of September 19, 2005, among ArvinMeritor Receivables Corporation and the Originators named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC. By: /s/ Jeffrey A. Craig Jeffrey A. Craig Senior Vice President and Controller

Date: April 1, 2008

EXHIBIT INDEX

Exhibit No.	Description

10a

Amendment No. 5, dated as of March 31, 2008, to Loan Agreement, dated as of September 19, 2005, among ArvinMeritor, ArvinMeritor Receivables Corporation, the lenders from time to time party thereto and SunTrust Capital Markets, Inc.

10b

Sixth Amendment, dated as of March 31, 2008, to Second Amended and Restated Purchase and Sale Agreement, dated as of September 19, 2005, among ArvinMeritor Receivables Corporation and the Originators named therein.